Exhibit 10.7
FIRST AMENDMENT TO CREDIT AGREEMENT
     This First Amendment to Credit Agreement is dated May 29, 2009, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)) party hereto, the Lenders (as hereinafter defined) party hereto and PNC Bank, National Association (“PNC Bank”) as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “First Amendment”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Guarantors, PNC Bank and various other financial institutions party thereto (PNC Bank and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement, dated July 31, 2007 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrowers and the Guarantors desire to amend certain provisions of the Credit Agreement and the Lenders and the Administrative Agent shall permit such amendments pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
     2. Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the following definition:
     Leverage Ratio (Pricing)
     3. Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in their entirety as set forth below:
     Base Rate shall mean, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Open Rate in effect on such day plus one half of one percent (0.50%) and (iii) the Daily LIBOR Rate plus one percent (1.00%).
     Consolidated EBIT for any period of determination shall mean the sum of (i) net income (or loss) (excluding extraordinary gains or losses including, without limitation, those items created by mandated changes in accounting treatment), plus (ii) net interest expense, (iii) plus all charges against or minus credits to income for federal, state and local taxes, (iv) plus or minus, as applicable, any other non-cash non-recurring items of gain or loss with respect to such fiscal period not already excluded hereunder, (v) plus or minus, as applicable, any non-cash pension expense or income, provided, however, that voluntary pension contributions shall not be included in calculating pension expense or income, in each case of ATI and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
     Consolidated Net Indebtedness shall mean (a) Consolidated Total Indebtedness minus (b) (i) cash that is not subject to a Lien, plus (ii) Permitted Investments that are not subject to a Lien, minus (iii) Fifty Million and 00/100 Dollars ($50,000,000.00), in each case determined and consolidated for ATI and its Subsidiaries in accordance with GAAP.
     Leverage Ratio shall mean as of the date of determination, the ratio of (A) Consolidated Net Indebtedness on such date to (B) Consolidated EBITDA (i) for the four (4) fiscal quarters ending if such date is a fiscal quarter end or (ii) for the four (4) fiscal quarters most recently ended if such date is not a fiscal quarter end.
     Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the First Amendment Administrative Agent’s Letter, the Guaranty Agreements, the Intercompany Subordination Agreement, the Notes, the Letters of Credit and any other instruments, certificates or documents delivered in connection herewith or therewith, as the same may be amended, modified or supplemented from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
     4. Section 1.2 of the Credit Agreement is hereby further amended by inserting the following defined terms in appropriate alphabetical order:
     Daily Libor Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Libor Rate Reserve Percentage.
     First Amendment Administrative Agent’s Letter shall mean that certain Administrative Agent’s fee letter dated the First Amendment Closing Date by and between the Borrowers, the Administrative Agent and PNC Capital Markets LLC, a Pennsylvania limited liability company.

     First Amendment Closing Date shall mean May 29, 2009.
     Prime Rate shall mean the base commercial lending rate of PNC Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC Bank to any particular class or category of customers of PNC Bank.
     Published Rate shall mean, the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one (1) month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one (1) month period as published in another publication determined by the Administrative Agent).
     5. The references to “three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be,” in Section 3.1.1(i) of the Credit Agreement and Section 3.1.2 of the Credit Agreement are hereby deleted in their entirety and in their stead are inserted the following: “three hundred sixty (360) days”.
     6. Schedule 1.1(A) to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Schedule 1.1(A) attached hereto.
     7. Exhibit 7.3.3 to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 7.3.3 attached hereto.
     8. The provisions of Sections 2 through 7 of this First Amendment shall not become effective until the Administrative Agent has received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:
     (a) this First Amendment, duly executed by each of the Loan Parties and the Required Lenders;
     (b) the documents listed in the Preliminary Closing Agenda set forth on Exhibit A attached hereto and made a part hereof and evidence reasonably satisfactory to the Administrative Agent that all conditions set forth in such Preliminary Closing Agenda have been satisfied;
     (c) payment of all fees and expenses owed to the Lenders, the Administrative Agent, and the Administrative Agent’s counsel in connection with this First Amendment; and

     (d) such other documents as may be reasonably requested by the Administrative Agent.
     9. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.
     10. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.
     11. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that (i) such Loan Party has the legal power and authority to execute and deliver this First Amendment, (ii) the officers of such Loan Party executing this First Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational agreements of such Loan Party or any law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this First Amendment, the Credit Agreement and the documents executed or to be executed by such Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.
     12. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified or updated in writing in accordance with the Credit Agreement, and (iii) it presently has no known claims or actions of any kind at law or in equity against any Lender or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.
     13. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
     14. The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.

     15. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
     16. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this First Amendment.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers the day and year first above written.

BORROWERS:

WITNESS:	ATI FUNDING CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

WITNESS:	TDY HOLDINGS, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

GUARANTORS:

WITNESS:	ALLEGHENY TECHNOLOGIES INCORPORATED

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	OREGON METALLURGICAL CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ALLEGHENY LUDLUM CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ATI PROPERTIES, INC.

/s/ Jamie Bishop	By:	/s/ Patrick J. Viccaro

	Name:	Patrick J. Viccaro
	Title:	Vice President

WITNESS:	TDY INDUSTRIES, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ALC FUNDING CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

WITNESS:	JEWEL ACQUISITION, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	JESSOP STEEL, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	INTERNATIONAL HEARTH MELTING, LLC

	By:	OREGON METALLURGICAL CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ROME METALS, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	TI OREGON, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	TITANIUM WIRE CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ATI CANADA HOLDINGS, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ALLEGHENY TECHNOLOGIES INTERNATIONAL, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	AII INVESTMENT CORP.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

WITNESS:	ENVIRONMENTAL, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	AII ACQUISITION, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ATI TITANIUM LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

AGENTS AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as
a Lender and as Administrative Agent

By:	/s/ David B. Gookin

Name:	David B. Gookin
Title:	Senior Vice President

CITIBANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Raymond G. Dunning

Name:	Raymond G. Dunning
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Pablo Ogarrio

Name:	Pablo Ogarrio
Title:	Vice President

BANK OF AMERICA N.A., for itself, as a Lender and as Co-Documentation Agent, and as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ W. Thomas Barnett

Name:	W. Thomas Barnett
Title:	Senior Vice-President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, as a Lender and as Co-Documentation Agent

By:	/s/ Ravneet Mumick

Name:	Ravneet Mumick
Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender and as a Co-Managing Agent

By:	/s/ Alain Daoust

Name:	Alain Daoust
Title:	Director

By:	/s/ Christopher Reo Day

Name:	Christopher Reo Day
Title:	Associate

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Managing Agent

By:	/s/ Patrick J. Kaufmann

Name:	Patrick J. Kaufmann
Title:	Senior Vice President

NATIONAL CITY BANK, as a Lender and as Co-Managing Agent

By:	/s/ Debra W. Riefner

Name:	Debra W. Riefner
Title:	Senior Vice-President

THE BANK OF NEW YORK, as a Lender and as Co-Managing Agent

By:	/s/ William M. Feathers

Name:	William M. Feathers
Title:	Vice President

MORGAN STANLEY BANK, as a Lender

By:	/s/ Melissa James

Name:	Melissa James
Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frank M. Eassa

Name:	Frank M. Eassa
Title:	Assistant Vice President

SCHEDULE 1.1(A)
PRICING GRID—
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO
(PRICING EXPRESSED IN BASIS POINTS)

					Revolving
				Revolving	Credit
		Commitment	Letter of	Credit Base	LIBOR Rate
Level	Leverage Ratio	Fee	Credit Fee	Rate Spread	Spread
I	Less than or equal to 1.0 to 1.0	25.0	150.0	50.0	150.0
II	Greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0	30.0	175.0	75.0	175.0
III	Greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	37.5	200.0	100.0	200.0
IV	Greater than 2.0 to 1.0	50.0	225.0	200.0	225.0
     For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
     (a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be based on Level I of the Pricing Grid above as of the First Amendment Closing Date.
     (b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the First Amendment Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 [Compliance Certificate].
     (c) If, as a result of any restatement of or other adjustment to the financial statements of ATI or for any other reason, ATI or the Lenders determine that (i) the Leverage Ratio as calculated by ATI as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers
SCHEDULE 1.1(A) — 1

under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.10 [Letter of Credit Subfacility] or 3.3 [Interest After Default] or 8 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
SCHEDULE 1.1(A) — 2

EXHIBIT 7.3.3
FORM OF
QUARTERLY COMPLIANCE CERTIFICATE
                                                                     , 20__
PNC Bank, National Association, as Administrative Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Ladies and Gentlemen:
     I refer to the Credit Agreement, dated July 31, 2007, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”) and TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Agent”), as amended by that certain First Amendment to Credit Agreement, dated May ___, 2009, by and among the Borrowers, the Guarantors, certain Lender party thereto and the Agent (as it may be further amended, restated, modified or supplemented, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
     I,                                                             , [Chief Executive Officer/Preside nt/Chief Financial Officer/Chief Accounting Officer] in such capacity on behalf of Allegheny Technologies Incorporated, a Delaware corporation (“ATI”), do hereby certify on behalf of ATI and each of the other Loan Parties, as of the fiscal quarter/year ended                                         , 20___ (the “Report Date”), as follows:
1. CHECK ONE:
☐	The audited annual financial statements of ATI and its Subsidiaries being delivered to the Lenders with this Compliance Certificate are (a) true, complete and correct, (b) present fairly the financial position of ATI and its Subsidiaries and their results of operations and cash flows for the fiscal year set forth above determined and consolidated for ATI and its Subsidiaries in accordance with GAAP consistently applied and (c) comply with the reporting requirements for such financial statements as set forth in Section 7.3.2 of the Credit Agreement.
OR
☐	The quarterly financial statements of ATI and its Subsidiaries being delivered to the Lender with this Compliance Certificate are (a) true, complete and correct, (b) present fairly the financial position of ATI and its Subsidiaries and

PNC Bank, National Association, as Administrative Agent

their results of operations and cash flows for the fiscal quarter set forth above determined and consolidated for ATI and its Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (c) comply with the reporting requirements for such financial statements as set forth in Section 7.3.1 of the Credit Agreement.
2.	The representations and warranties of the Loan Parties contained in Section 5 of the Credit Agreement and in each of the other Loan Documents to which they are a party are true on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties are true and correct in all material respects on and as of the specific dates or times referred to therein). The Loan Parties are in compliance with, and since the date of the previously delivered Compliance Certificate have performed and complied with all covenants and conditions contained in the Credit Agreement.
3.	In accordance with Section 5.2 [Updates to Schedules], attached hereto as Exhibit A are updates to the schedules to the Credit Agreement (the “Updated Schedules”). Notwithstanding the foregoing, the Loan Parties hereby acknowledge and agree that no schedule shall be deemed to have been amended, modified or superseded by the Updated Schedules, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured by the Updated Schedules, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing the Updated Schedules.
4.	No Event of Default or Potential Default exists on the date hereof; no Event of Default or Potential Default has occurred or is continuing since the date of the previously delivered Compliance Certificate; no Material Adverse Change has occurred since the date of the previously delivered Compliance Certificate.
[NOTE: If any Event of Default, Potential Default, Material Adverse Change has occurred or is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]
5. Maximum Leverage Ratio (Section 7.2.9). The ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA is                      to 1.0 for the period equal to the four (4) consecutive fiscal quarters of ATI and its Subsidiaries ending as of the Report Date, which is not greater than the permitted ratio of 3.25 to 1.0.
(A)	Consolidated Net Indebtedness as of the Report Date equals $ , and is computed as follows:

(i)	Consolidated Total Indebtedness	$

(ii)	cash that is not subject to a Lien	$

(iii)	Permitted Investments that are not subject to a Lien	$

PNC Bank, National Association, as Administrative Agent

(iv)	Fifty Million and 00/100 Dollars		$50,000,000.00

(v)	Item (A)(ii) plus Item A(iii) minus Item (A)(iv)	$

(vi)	Item (A)(i) minus Item (A)(v) equals Consolidated Net Indebtedness	$

(B)	Consolidated EBITDA as of the Report Date equals $ , and is computed as follows:

(i)	net income (or loss) (excluding extraordinary gains or losses including, without limitation, those items created by mandated changes in accounting treatment)	$

(ii)	net interest expense	$

(iii)	all charges against income for federal, state and local taxes	$

(iv)	any other non-cash non-recurring items of loss with respect to such fiscal period not already excluded hereunder	$

(v)	any non-cash pension expense	$

(vi)	Sum of Items 5(B)(i) through 5(B)(v)	$

(vii)	all credits to income for federal, state and local taxes	$

(viii)	any other non-cash non-recurring items of gain with respect to such fiscal period not already excluded hereunder	$

(ix)	any non-cash pension income	$

(x)	Sum of Items 5(B)(vii) through 5(B)(ix)	$

(xi)	Item 5(B)(vi) minus Item 5(B)(x) equals Consolidated EBIT	$

(xii)	depreciation and amortization	$

(xiii)	Sum of Items 5(B)(xi) and 5(B)(xii) equals Consolidated EBITDA	$

(C)	the ratio of Item 5(A) to Item 5(B)(xiii) equals the Leverage Ratio

PNC Bank, National Association, as Administrative Agent

6. Minimum Interest Coverage Ratio (Section 7.2.10). The ratio of (i) Consolidated EBIT to (ii) interest expense is                      to 1.0 for the period equal to the four (4) consecutive fiscal quarters of ATI and its Subsidiaries ending as of the Report Date, which is not less than the permitted ratio of 2.0 to 1.0.
(A)	Consolidated EBIT as of the Report Date equals $ as is referenced in Item 5(B)(xi) above.

(B)	interest expense as of the Report Date equals $ .

(C)	the ratio of Item 6(A) to Item 6(B) equals the Interest Coverage Ratio.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of                     , 20__.

WITNESS:	Allegheny Technologies Incorporated
__________________________	By:
Name:
Title:

EXHIBIT A
PRELIMINARY CLOSING AGENDA
     This preliminary closing agenda contains the documents to be delivered in connection with a first amendment to the credit facility provided to ATI Funding Corporation, a Delaware corporation (“ATI Funding”), and TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), by PNC Bank, National Association (“PNC Bank”), and various other financial institutions from time to time (PNC Bank and such other financial institutions are each, a “Lender” and collectively, the “Lenders”), PNC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and PNC Capital Markets LLC, a Pennsylvania limited liability company, as lead arranger (the “Lead Arranger”) (the “Credit Facility”).

Responsible
No.	LOAN DOCUMENTS	Party	Status

1.	First Amendment to Credit Agreement (the “Credit Agreement”), by and among the Borrowers, Oregon Metallurgical Corporation, an Oregon corporation (“Oremet”), Allegheny Ludlum Corporation, a Pennsylvania corporation (“ALC”), ATI Properties, Inc., a Delaware corporation (“ATIP”), TDY Industries, Inc., a California corporation (“TDY”), ALC Funding Corporation, a Delaware corporation (“ALC Funding”), Jessop Steel, LLC, a Pennsylvania limited liability company (“Jessop LLC”), Jewel Acquisition, LLC, a Delaware limited liability company (“Jewel”), Allegheny Technologies Incorporated, a Delaware corporation (“ATI”), International Hearth Melting, LLC, an Oregon limited liability company (“IHM”), Rome Metals, LLC, a Pennsylvania limited liability company (“Rome”), TI Oregon, Inc., an Oregon corporation (“TIO”), Titanium Wire Corporation, a Pennsylvania corporation (“Titanium Wire”), ATI Canada Holdings, Inc., a Delaware corporation (“ATICH”), Allegheny Technologies International, Inc., a California corporation (“ATII”), AII Investment Corp., a Delaware corporation (“AIC”), Environmental, Inc., a California corporation (“EI”), AII Acquisition, LLC, a Pennsylvania limited liability company (“AII LLC”), ATI Titanium LLC, a Delaware limited liability company (“ATIT”) (Oremet, ALC, ATIP, TDY, ALC Funding, Jessop LLC, Jewel, ATI, IHM, Rome, TIO, Titanium Wire, ATICH, ATII, AIC, EI, AII LLC and ATIT are each, a “Guarantor” and collectively, the “Guarantors”) (the Borrowers and the Guarantors are each, a “Loan Party” and collectively, the “Loan Parties”), the Lenders and the Administrative Agent (the “First Amendment”).	Administrative Agent	Complete

Responsible
No.	LOAN DOCUMENTS	Party	Status
2.	Revised Schedule to the Credit Agreement.

	a. Schedule 1.1(A) — Pricing Grid.	Administrative Agent	Complete

3.	Revised Exhibit to the Credit Agreement:

	a. Exhibit 7.3.3 — Quarterly Compliance Certificate.	Administrative Agent	Complete

ORGANIZATIONAL DOCUMENTS

ATI Funding

4.	Certificate of Secretary of ATI Funding as to (i) resolutions of its Board of Directors authorizing ATI Funding to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or By-Laws.	Borrowers	Complete

5.	Good Standing Certificate of ATI Funding from the Secretary of State of the State of Delaware.	Borrowers	Complete

TDYH

6.	Certificate of an Officer/Manager of TDYH as to (i) resolutions of its Managers/Members authorizing TDYH to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation or Limited Liability Company Agreement.	Borrowers	Complete

7.	Good Standing Certificate of TDYH from the Secretary of State of the State of Delaware.	Borrowers	Complete

Oremet

8.	Certificate of Secretary of Oremet as to (i) resolutions of its Board of Directors authorizing Oremet to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation or Bylaws.	Borrowers	Complete

9.	Good Standing Certificate of Oremet from the Secretary of State of the State of Oregon.	Borrowers	Complete

Responsible
No.	LOAN DOCUMENTS	Party	Status

ALC

10.	Certificate of Secretary of ALC as to (i) resolutions of its Board of Directors authorizing ALC to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.	Borrowers	Complete

11.	Good Standing Certificate of ALC from the Secretary of State of the Commonwealth of Pennsylvania.	Borrowers	Complete

ATIP

12.	Certificate of Secretary of ATIP as to (i) resolutions of its Board of Directors authorizing ATIP to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.	Borrowers	Complete

13.	Good Standing Certificate of ATIP from the Secretary of State of the State of Delaware.	Borrowers	Complete

TDY

14.	Certificate of Secretary of TDY as to (i) resolutions of its Board of Directors authorizing TDY to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation or Bylaws.	Borrowers	Complete

15.	Good Standing Certificate of TDY from the Secretary of State of the State of California.	Borrowers	Complete

ALC Funding

16.	Certificate of Secretary of ALC Funding as to (i) resolutions of its Board of Directors authorizing ALC Funding to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.	Borrowers	Complete

17.	Good Standing Certificate of ALC Funding from the Secretary of State of the State of Delaware.	Borrowers	Complete

Responsible
No.	LOAN DOCUMENTS	Party	Status

Jewel

18.	Certificate of an Officer/Manager of Jewel as to (i) resolutions of its Managers/Members authorizing Jewel to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation or Limited Liability Company Agreement.	Borrowers	Complete

19.	Good Standing Certificate of Jewel from the Secretary of State of the State of Delaware.	Borrowers	Complete

ATI

20.	Certificate of Secretary of ATI as to (i) resolutions of its Board of Directors authorizing ATI to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.	Borrowers	Complete

21.	Good Standing Certificate of ATI from the Secretary of State of the State of Delaware.	Borrowers	Complete

Jessop LLC

22.	Certificate of an Officer/Manager of Jessop LLC as to (i) resolutions of its Managers/Members authorizing Jessop LLC to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation or Limited Liability Company Agreement.	Borrowers	Complete

23.	Good Standing Certificate of Jessop LLC from the Secretary of State of the Commonwealth of Pennsylvania.	Borrowers	Complete

IHM

24.	Certificate of an Officer/Manager of IHM as to (i) resolutions of its Managers/Members authorizing IHM to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Organization or Operating Agreement.	Borrowers	Complete

25.	Good Standing Certificate of IHM from the Secretary of State of the State of Oregon.	Borrowers	Complete

Responsible
No.	LOAN DOCUMENTS	Party	Status

Rome

26.	Certificate of an Officer/Manager of Rome as to (i) resolutions of its Managers/Members authorizing Rome to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation and Operating Agreement.	Borrowers	Complete

27.	Good Standing Certificate of Rome from the Secretary of State of the Commonwealth of Pennsylvania.	Borrowers	Complete

TIO

28.	Certificate of Secretary of TIO as to (i) resolutions of its Board of Directors authorizing TIO to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation or Bylaws.	Borrowers	Complete

29.	Good Standing Certificate of TIO from the Secretary of State of the State of Oregon.	Borrowers	Complete

Titanium Wire

30.	Certificate of Secretary of Titanium Wire as to (i) resolutions of its Board of Directors authorizing Titanium Wire to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation or Bylaws.	Borrowers	Complete

31.	Good Standing Certificate of Titanium Wire from the Secretary of State of the Commonwealth of Pennsylvania.	Borrowers	Complete

AIC

32.	Certificate of Secretary of AIC as to (i) resolutions of its Board of Directors authorizing AIC to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.	Borrowers	Complete

33.	Good Standing Certificate of AIC from the Secretary of State of the State of Delaware.	Borrowers	Complete

Responsible
No.	LOAN DOCUMENTS	Party	Status

ATICH

34.	Certificate of Secretary of ATICH as to (i) resolutions of its Board of Directors authorizing ATICH to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.	Borrowers	Complete

35.	Good Standing Certificate of ATICH from the Secretary of State of the State of Delaware.	Borrowers	Complete

ATII

36.	Certificate of Secretary of ATII as to (i) resolutions of its Board of Directors authorizing ATII to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation or Bylaws.	Borrowers	Complete

37.	Good Standing Certificate of ATII from the Secretary of State of the State of California.	Borrowers	Complete

EI

38.	Certificate of Secretary of EI as to (i) resolutions of its Board of Directors authorizing EI to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation or Bylaws.	Borrowers	Complete

39.	Good Standing Certificate of EI from the Secretary of State of the State of California.	Borrowers	Complete

AII LLC

40.	Certificate of an Officer/Manager of AII LLC as to (i) resolutions of its Managers/Members authorizing AII LLC to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation and Operating Agreement.	Borrowers	Complete

41.	Good Standing Certificate of AII LLC from the Secretary of State of the Commonwealth of Pennsylvania.	Borrowers	Complete

Responsible
No.	LOAN DOCUMENTS	Party	Status

ATIT

42.	Certificate of Secretary of ATIT as to (i) resolutions of its Board of Directors authorizing ATIT to enter into the First Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation or Limited Liability Company Agreement.	Borrowers	Complete

43.	Good Standing Certificate of ATIT from the Secretary of State of the State of Delaware.	Borrowers	Complete

RELATED DOCUMENTS

44.	Opinions of Counsel to the Loan Parties in form and substance satisfactory to the Administrative Agent.	Borrowers	Complete

45.	Updated projected consolidated financial statements of ATI and its subsidiaries, in form and substance satisfactory to the Administrative Agent.	Borrowers	Complete

46.	Officer’s Certificate of each Loan Party, as of the closing date of the First Amendment, regarding no material adverse change, the accuracy of representations and warranties, compliance with covenants, no defaults, etc.	Administrative Agent/ Borrowers	Complete

47.	Administrative Agent’s Fee Letter.	Administrative Agent	Complete